Exhibit 10.3

Certain identified information in this document has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 1 TO
CUSTOMER INSTALLMENT PROGRAM AGREEMENT
This AMENDMENT NO. 1 TO CUSTOMER INSTALLMENT PROGRAM AGREEMENT (this “Amendment”) is entered into and made effective as of February 26, 2021 (the “Amendment Effective Date”) and amends the Customer Installment Program Agreement, dated July 16, 2020 (the “Agreement”), by and between Shopify Inc., a Canadian corporation (“Shopify”), and Affirm, Inc., a Delaware corporation (“Affirm”). Capitalized terms used but not defined herein shall have the same meaning as those in the Agreement.
WHEREAS, Section 30 of the Agreement provides that no modification of the Agreement shall be effective unless made in writing and duly signed by the Parties referring specifically to the Agreement; and
WHEREAS, pursuant to Section 30 of the Agreement, the Parties desire to amend the Agreement to the extent set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in the attached changed sections/items of the “Terms and Conditions,” Exhibit A, Exhibit, C, Exhibit D and Exhibit E.
2. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The provisions and agreements set forth herein shall not establish a custom or course of dealing or conduct among the Parties. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby. In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the Parties under this Amendment, the terms of this Amendment shall control and supersede any such inconsistency, conflict or ambiguity.
3.    Reference to the Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment; provided that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to July 16, 2020.

4.    Miscellaneous. The provisions of Sections 23 (Notices), and Sections 28-31, and 33 of the Agreement shall apply to this Amendment mutatis mutandis as if set forth herein to the extent applicable.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their authorized representatives below.

Shopify Inc.	Affirm, Inc.
Signature:	Signature:
Name: Amy Shapero	Name: Max Levchin
Title: Chief Financial Officer	Title: Chief Executive Officer
Date:	Date:
Notices. Notices required under this Agreement shall be delivered pursuant to Section 23 (Notice), and addressed as set forth below:

If to Shopify:	If to Affirm:

Shopify Inc. 150 O’Connor Street, Ground Floor Ottawa, ON K2P 2L8 Canada [***]	Affirm, Inc. 650 California Street, 12th Floor San Francisco, CA 94108 Attention: Chief Legal Officer [***]
AMENDED TERMS AND CONDITIONS
The following terms and conditions are intended to be added to the Agreement and, where such terms conflict with an existing section in the Agreement, entirely replace such section of the Agreement.
Each of the amended sections below shall entirely replace those same sections in the Agreement. Sections that are not amended or replaced herein shall remain unmodified as expressly stated in the Agreement.
4. Shopify Obligations.
4.1 Shopify shall, for the term of this Agreement, as directed by Affirm as the Customer underwriter and servicer of the Program(s), host the user experience/interface for Eligible Merchants and Customers (the “Platform”) and the customer portal through Shopify’s website and/or mobile application (the “SHOP App”). Shopify’s role will be limited to developing and maintaining the Platform and SHOP App and providing the Platform/SHOP App to its Eligible Merchants and Customers for Affirm to offer the Financial Product to Customers through the Platform and SHOP App and as otherwise stated in this Article 4. Shopify agrees to configure and maintain the Platform and SHOP App in a manner that will allow Affirm to perform its obligations in a legally compliant manner through the Platform and SHOP App, including without limitation, distribution of Customer Agreements and servicing of loans. Shopify shall enable Affirm to distribute, or shall distribute in accordance with requirements from Affirm, the Customer Agreements, disclosures, amendments and Customer communications referenced in Sections 5.2 and 5.4.

4.2 Shopify, at its sole expense, may from time-to-time market the Program and Financial Products to Merchants in accordance with this Agreement; such requirements may be modified if required to ensure continued compliance with Applicable Law or if required in writing by a Regulatory Authority. Shopify agrees to work in good faith with Affirm on all marketing-related activities and mutually agree where possible on marketing programs and practices. Shopify further agrees to work in good faith with Affirm to modify marketing materials if Affirm believes such modification is necessary or advisable to avoid reputational damage to Affirm or Shopify or to reduce risk to Affirm or Shopify.
4.3 Merchant underwriting and Know Your Customer (KYC) compliance reviews will be performed as set forth in the Program Outline.
4.4 Shopify shall execute (or cause to be executed, in the case of an agreement between an Eligible Merchant and Affirm) any and all necessary agreements with Eligible Merchants that will be participating in the Program. Shopify will collect evidence (i.e., name of Eligible Merchant and Eligible Merchant URL) of an Eligible Merchant’s acceptance of Affirm’s terms and conditions for Affirm’s record keeping and will promptly provide such evidence to Affirm upon activation of an Eligible Merchant account. Shopify will provide the timestamp of an Eligible Merchant’s termination of Affirm’s terms and conditions within one day of such termination or as otherwise mutually agreed by the Parties. Upon reasonable request, Shopify will provide the following data related to an Eligible Merchant’s agreement to Affirm’s terms and conditions: agreement version, and name and email of the authorized signatory. Shopify will monitor Eligible Merchants and use commercially reasonable efforts to ensure that Eligible Merchants are not engaged in prohibited businesses, as set forth in Exhibit D (the “Prohibited Business Policy”), which may be updated by Affirm from time to time in consultation with Shopify. The Parties will make good faith efforts to mutually agree upon controls to block or prohibit instances of Prohibited Business Policy violations. If Shopify becomes aware of a Merchant’s violation of Applicable Law or its violation of the Prohibited Business Policy, Shopify will [***] notify Affirm of any such violation as soon as practicable but no later than within [***]. Shopify will work in good faith with Affirm to come to a mutually agreeable arrangement regarding how to communicate and provide notification as needed regarding material violations of the Prohibited Business Policy as well as ensure that the necessary agreements with Eligible Merchants address any marketing restrictions required by Affirm based on Applicable Law.
4.11 As of the Amendment Effective Date, Shopify may, with Affirm’s support and in accordance with Affirm’s instructions, (a) provide post-purchase Customers with access to information about the Customer’s Financial Product; and (b) perform certain post-purchase functions (which may include, without limitation, account maintenance and sending push notifications to Customers) for Customers in connection with the Financial Product, as mutually agreed upon by the [***] (the “Customer Engagement Functionality”). For the avoidance of doubt, Customer Engagement Functionality applies only to Customer post-purchase activity regarding the Financial Product on the Shop App and not the SHOP App in its entirety.
4.11.1 Affirm will provide Shopify with an API key and content, including disclosures (as applicable), for the sole purpose of enabling Shopify to provide and maintain the Customer Engagement Functionality during the Term. The API key(s) and any content provided by Affirm to Shopify in connection with the Customer Engagement Functionality are Affirm Materials and subject to, without limitation, Section 8.2.

4.11.2 Each Party shall at all times comply with Applicable Law and requirements of Regulatory Authorities with respect to the Customer Engagement Functionality. In order for Affirm to fulfill its obligations as a servicer of the Financial Product, Shopify shall comply with all instructions and guidance from Affirm related to the Customer Engagement Functionality, as may be modified from time to time in Affirm’s sole discretion in order to comply with Applicable Law. Shopify shall design the Customer Engagement Functionality in consultation with Affirm, provided that Affirm shall have the final right of approval over the Customer Engagement Functionality design, functionality, features, and content. Shopify agrees to notify Affirm in writing in advance of any changes to the Customer Engagement Functionality and to consult with Affirm about such changes, provided that Affirm shall have the final right of approval over any such change. In addition, Affirm shall have the right to request reasonable reporting and a reasonable review of Shopify’s performance of the Customer Engagement Functionality, including any communications to Customers related to the Customer Engagement Functionality. Any deficiencies identified by Affirm shall be [***] addressed by Shopify. Affirm shall have the right to require that Shopify suspend the Customer Engagement Functionality with respect to the Program (with costs to be paid by Shopify) if Affirm determines, in good faith and based on the advice of counsel, that [***].
4.11.3 Notwithstanding Exhibit C and in a manner mutually agreed by the Parties and approved by Affirm, each page related to servicing in the Customer Engagement Functionality where Shop Pay branding is present, and at a minimum on the first page related to servicing, shall display (i) Affirm Marks; and (ii) a hyperlink to an in- SHOP App browser to Affirm’s customer portal. Affirm shall display (i) Shopify Marks; and (ii) a hyperlink to the SHOP App in the loan detail section of Affirm’s customer portal for each Financial Product.
4.11.4 In addition to the Customer Engagement Functionality on the SHOP App, all Customer Financial Product and account information will be viewable and accessible by the Customer on Affirm’s website and/or mobile application with certain functionality as mutually agreed by the Parties in writing. For avoidance of doubt, Affirm financial products that are unrelated to the Program will not be viewable or accessible in the SHOP App.
4.11.5 Shopify agrees that it shall not send a push notification to a Customer who is delinquent in repayment of a Financial Product.
4.11.6 Except to the extent Affirm directly causes the act or omission, Shopify shall be liable for its acts or omissions, and the acts or omissions of a third party acting on Shopify’s behalf, with respect to its obligations under this Section 4.11.
5. Affirm Obligations.
5.2 Affirm, at its sole expense and in consultation with Shopify, shall: (i) develop all Customer agreements and disclosures governing or related to the Financial Product(s) (“Customer Agreements”); (ii) develop all Merchant agreements governing or related to the Financial Product (“Merchant Agreements”); and (iii) be responsible for ensuring Customer Agreements comply with Applicable Law. At Program Launch, the Parties shall distribute Customer Agreements and Merchant Agreements that are substantially similar to, and no less protective than, those included in Exhibit E. The terms and conditions of the Customer Agreements must set forth, at a minimum, the following terms: (a) the contracting party under each Customer Agreement; (b) the lender or provider of the Financial Product; and (c) all disclosures required by Applicable Law. All Customer Agreements shall be drafted in consultation with Shopify, provided that to the extent such Customer Agreement contains language required by Applicable Law or Regulatory Authority, such language shall not be subject to negotiation; and provided further that, Affirm shall have the final right of approval over any such Customer Agreements. The relationship with each Customer in connection with the Program shall be jointly owned by Affirm and Shopify. The Parties acknowledge and agree that the content of all Customer communications provided or developed by Affirm, as mutually agreed by the Parties in connection with the Program, including, without limitation, any statements or disclosures and Customer Agreement, to the extent unmodified by Shopify or a third party on Shopify’s behalf without Affirm’s express prior written consent, shall be the responsibility of Affirm, and shall include each Party’s Marks (use of Shopify’s Marks shall be subject to Shopify’s approval). For the avoidance of doubt, Affirm shall be responsible for ensuring all Program Materials and Customer communications provided or developed by Affirm, to the extent unmodified by Shopify or a third party on Shopify’s behalf without Affirm’s express prior written consent, including, without limitation, any statements or disclosures and Customer Agreements, comply with Applicable Law and any policies and procedures required by Regulatory Authority. The channel and means of distributing Customer Agreements shall be via email, on Shopify’s Platform, through Shopify’s SHOP App, or as otherwise required pursuant to Applicable Law; provided that, if Shopify fails to distribute Customer Agreements, Affirm shall have a right to do so using any means available under Applicable Law.

5.4 Except as stated in this Agreement and to the extent certain functionality is provided in the SHOP App (in which case Shopify shall be responsible for such functionality and communications provided to Customers by Shopify at Affirm’s direction), Affirm shall be responsible for all customer service and communications that it provides to Customers, as agreed by the Parties, including in connection with any Customer-related complaints, questions or requests it receives. Affirm shall develop, in consultation with Shopify, standardized communications to Customers for servicing of the Financial Product (which may include, for example, push notifications sent by Shopify on behalf of Affirm); provided that to the extent such communications contain language required by Applicable Law, such language shall not be subject to negotiation; and provided further that Affirm shall have the final right of approval over any such communications. Affirm shall develop and maintain an internet website or portal that performs customer service functions, such as taking payments and account maintenance, for Customers in connection with the Financial Product, to be branded with the marks of Affirm and Shopify. Affirm will provide Shopify with its complaint policy and procedure documents (the “Complaint Policy”). Affirm agrees to notify Shopify of any material updates to such Complaint Policy. The Complaint Policy will include provisions for tracking and reporting Customers’ complaints from initial contact to resolution, regardless of the recipient of the complaint (i.e., complaint received by Affirm or by Shopify). Affirm shall promptly (within [***] business days) notify Shopify when Affirm receives a written or verbal Customer complaint that is directed or referred to any state attorney general, Regulatory Authority, or governmental figure (including a state or federal legislator) relating to the Program and that specifically refers to the actions or inactions of Shopify. Shopify shall promptly (within [***] business days) notify Affirm when Shopify receives a written or verbal Customer complaint that is directed or referred to any state attorney general, Regulatory Authority, or governmental figure (including a state or federal legislator) relating to the Program and that refers to the actions or inactions of Affirm or the Customer Engagement Functionality. Each Party shall maintain a record and log of all such

Customer-related complaints, questions, or requests and, unless otherwise prohibited by Applicable Law, provide such log to the other Party on a monthly basis at its request.
5.5 Affirm shall have the right to terminate or suspend any Eligible Merchant’s participation in the Program in accordance with terms of the applicable Merchant Agreement, including, but not limited to, the right to terminate or suspend such Eligible Merchant in connection with elevated fraud or loss activity; provided that Affirm shall use commercially reasonable efforts to provide Shopify with at least [***] notice of such termination or suspension, so that Shopify can communicate directly with the Merchant. Any such termination or suspension shall be effectuated by Shopify promptly in accordance with the SLAs set forth in this Agreement.
7.2.3 Certain Functions of the Committee.
7.2.3.4 propose and evaluate any operational implementation of material changes to the Program Outline, and any material changes to pricing or fees in the Program Outline or Addendum A-2 to Exhibit A;
10. Compensation, Expenses and Taxes.
10.1 Compensation. All fees not expressly set forth in this Agreement must be expressly and mutually agreed to in the Program Outline. Except as expressly set forth in this Agreement, Shopify will have no other payment obligations for fees to Affirm.
10.2 Expenses. Except as otherwise set forth in this Agreement, each Party shall be responsible for its costs and expenses incurred in performance of its obligations under this Agreement. Unless otherwise stated in the Program Outline, Shopify shall be responsible for advertising and other expenses associated with the marketing of the Program to Merchants and the Customer Engagement Functionality. Unless otherwise stated in the Program Outline, Affirm shall be responsible for its own costs and overhead generated from its review, assessment and development of the Program, and costs associated with or required to establish and maintain the Financial Product.
11.4 Shopify Notification of Significant Events. Shopify shall notify Affirm in writing [***] of any material adverse catastrophic events that adversely affect Shopify’s performance of its obligations under this Agreement or of regulatory enforcement actions or investigations that will or reasonably could adversely affect its performance of its obligations under this Agreement. Unless prohibited by law, Shopify shall also notify Affirm [***] of any communications from a Regulatory Authority, other bona fide third party with regulatory or other legitimate authority over Shopify, or nationally-recognized industry groups (such as the Better Business Bureau) [***].
11.5 Affirm Notification of Significant Events.
11.5.3 [***] (as permitted under Applicable Law) of any Affirm significant financial distress, material adverse catastrophic events affecting Affirm and significant incidents, including: service or Affirm’s Systems interruptions, material compliance lapses, regulatory enforcement actions or investigations that will or reasonably could adversely affect its performance of its obligations under this Agreement. For avoidance of doubt, Affirm is not required to share any information that Affirm determines may constitute NPI.

12. Representations, Warranties and Covenants.
12.1 Affirm Representations, Warranties and Covenants
Section 12.1.11 shall be deleted in its entirety from the Agreement and shall be replaced with “INTENTIONALLY OMITTED.”
14. Customer Information, Merchant Information and Program Information.
14.4 Exceptions and Additional Obligations. Without waiving any of its rights under Sections 11, 13, 14.2 and 14.3, [***] may retain and use: (a) [***] (b) [***]. For the avoidance of doubt, [***] is not required to change its hard-coded [***], other models, automated backups, [***] Systems or records that may contain [***] added/embedded into them, but it has no right to use any such information independently or separate from such models. Without limiting anything set forth in this Section 14, to the extent [***] does not have access to [***] directly, during the term of Agreement or post-termination of the Agreement, [***] shall provide all such [***] except as permitted under Applicable Law [***] to [***] in accordance with Applicable Law and [***] privacy policy. Notwithstanding the limitations and rights set forth in this Section 14, and only as expressly stated herein and as expressly agreed to by the Parties, the Parties commit to support, and will work in good faith to (a) enable growth initiatives designed to enhance the consumer brand and consumer experience of each of Shopify and Affirm, respectively; (b) optimize the Customer’s onboarding and user experience for the Financial Product and, upon the Customer Engagement Effective Date, permit Customers to access the Customer Engagement Functionality in accordance with Section 4.11; and (c) optimize the Customer’s onboarding and user experience for any other installments products the Parties mutually agree to launch consistent with Section 36.

17. Indemnification
17.2 Shopify Indemnification. Subject to the provisions of Section 18 (Exclusion of Damages and Limitation of Liability), Shopify will defend, indemnify and hold harmless Affirm and its Affiliates, and the employees, officers and directors of Affirm and its Affiliates (each, an “Affirm Indemnified Party”) against all third party Losses of the Affirm Indemnified Party (including reasonable attorney’s fees) to the extent the Losses arise out of, are in connection with, or relate to: (i) Shopify’s breach of Applicable Law; (ii) Shopify’s breach of any representation, warranty, obligation or covenant under this Agreement; (iii) Shopify’s gross negligence or willful misconduct; (iv) a Security Breach to Shopify Systems impacting the SHOP Portal, SHOP App or GLBA NPI; (v) any claims, other those claiming a violation of Intellectual Property Rights, by a Customer or a Merchant relating to the Platform or the SHOP App; (vi) Merchant claims for which Shopify is liable pursuant to the terms of this Agreement; or (vii) a Regulatory Authority fining or penalizing Affirm as a direct result of Shopify’s violation of the law in rendering its performance with respect to the Program and Financial Product [***] (collectively, the “Shopify Covered Claims,” and together with the Affirm Covered Claims, the “Claims”). Notwithstanding the foregoing, it is agreed that any claims that the SHOP App, as modified under the Program or in combination with any other Affirm products or services, infringe the intellectual property or other rights of a third party do not constitute Shopify Covered Claims. For the avoidance of doubt, Shopify will have no indemnification obligation to any Affirm Indemnified Party for any Losses pursuant to this Section 17.2 to the extent such Losses arise out of (A) an act of fraud, embezzlement or criminal activity by such Affirm Indemnified Party, (B) the gross negligence, willful misconduct or bad faith by such Affirm Indemnified Party, (C) the failure of such Affirm Indemnified Party to comply with, or to perform its obligations under, this Agreement, or (D) violations of Applicable Law by a Affirm Indemnified Party [***].

AMENDMENT TO THE PROGRAM OUTLINE DATED JULY 16, 2020
The following terms and conditions are intended to be added to the Program Outline dated July 16, 2020 and, where such terms conflict with an existing section in the Program Outline, entirely replace such section of the Program Outline.
Each of the amended sections below shall entirely replace those same sections in the Agreement. Sections that are not amended or replaced herein shall remain unmodified as expressly stated in the Agreement.

2)
(d) With respect to the Customer Engagement Functionality, the Parties agree [***]. The Parties agree that [***]. Shopify is responsible [***]. The Parties agree [***] to optimize the Customer’s user experience for the Financial Product as set forth in Section 14 of the Agreement.

6) Merchant Fees and Payout.
[***]
Affirm and/or its Affiliates shall disburse funds in connection with the Program to each Eligible Merchant in accordance with this Section 6(b) and as stated in the applicable Merchant Agreement. Each Eligible Merchant shall establish and maintain a U.S. depository account in good standing (each, a “Bank Account”) in accordance with the Merchant Agreement. Subject to Affirm’s Risk Approval Process (as applicable), within [***] following a Successful Transaction, Affirm shall provide to the Eligible Merchant a report setting forth all Successful Transactions, and shall also initiate a transfer of Settlement Funds (which shall include the gross amount of the Successful Transaction, less Merchant Fees as applicable, refunds and any items held in suspense as dispute items, as further defined in each Merchant Agreement) for all Successful Transactions to the Eligible Merchant’s Bank Account in accordance with the Merchant Agreement (each, a “Payout”). Eligible Merchants shall receive [***] settlements (aggregated to the extent possible) from Affirm and its Affiliates with respect to all Successful Transactions occurring on [***]. Any amounts due from Merchants to Affirm in accordance with the Merchant Agreements shall be deducted by Affirm from Payouts to the Eligible Merchant’s Bank Account. [***], provided that [***]. The Parties agree to [***].
9)    [***] Upon the Alpha Phase launch date, [***]. Additionally, while each Party retains [***], upon Alpha Phase launch, [***] (“[***]”). On a date to be mutually agreed upon by the Parties, [***]. [***]. Affirm shall provide Shopify with guidance around existing workflows, processes and requirements; [***]. As applicable, [***]. Shopify agrees in good faith to notify Affirm in advance of any material changes to [***] and to consult with Affirm about such changes. [***]. Affirm shall have the right to [***]. In addition, Affirm shall have the right to [***]. Shopify will in good faith provide Affirm with reasonable advance notice of any significant change [***].